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                                                                   EXHIBIT 99.02

                             SUBSCRIPTION AGREEMENT


Casull Arms Corporation
456 Fairview Road
Afton, Wyoming 83110

Gentlemen:

          1.   SUBSCRIPTION.  The undersigned hereby subscribes
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for__________units ("Units"), each unit consisting of one share of common stock and one redeemable common stock purchase warrant, of Casull Arms Corporation, a Delaware corporation (the "Company"), in connection with the Company's offering on a minimum basis of 400,000 Units (the "Minimum Offering") and a maximum basis of 1,400,000 Units.

          2.   ACCEPTANCE OF SUBSCRIPTION.  The undersigned is tendering payment
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for the subscribed for Units by check or wire transfer in the amount of
$_____________________ to the order of Continental Stock Transfer & Trust Company, as Escrow Agent (the "Escrow Agent") for Casull Arms Corporation. All checks received from subscribers shall be delivered to the Escrow Agent at its principal corporate trust office at 2 Broadway, New York, New York 10004. Wire transfers to the Escrow Agent shall be made as follows:

          Continental Stock Transfer & Trust Company aaf Casull Arms Corp.

          Chase Manhattan Bank, 52 Broadway, New York, New York  10004;
                  Account # - 134-633458; ABA# - 021 000 021

          All funds received from subscribers for Units will be held in an escrow account by the Escrow Agent until a closing ("Closing") of the Minimum Offering or earlier termination of the offering. The offering will expire on the earlier to occur of (i) 60 days from the date of the prospectus relating to the Units or (ii) the sale of all the Units being offered (the "Termination Date"), unless the Company and the Placement Agent agree to extend this Offering for an additional 30-day period. In the event that subscriptions for the Minimum Offering are not received by the Termination Date, the offering will terminate and all funds will be returned by the Escrow Agent without interest or deduction.

          This Subscription Agreement should be delivered to National Securities Corporation, 422 W. Riverside, Suite 1300, Spokane, Washington 99201,
Attention: Mr. Mark Nevdahl. If this subscription is rejected by either the Company or the Placement Agent, the amount tendered by the investor shall be promptly returned in full to the undersigned by the Escrow Agent, without interest or deduction, and this Subscription Agreement shall be null and void and of no further force or effect. The Company and the Placement Agent shall have the right to reject this subscription, in whole or in part.

          3.   REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED.  The
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undersigned hereby represents and warrants to the Company that the undersigned has received and had the opportunity to review the Form SB-2 Registration Statement (Registration No. 333-16911) relating to the Units. The undersigned has also had the opportunity to ask questions of and to receive answers from the Company and its representatives, with respect to the Company and the terms and conditions of this offering. The undersigned and the undersigned's representatives, if any, have been offered access to the books and records of the Company. All materials and information requested by the undersigned and the undersigned's representatives, if any, including any information requested to verify any information furnished, have been made available to the undersigned.
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Casull Arms Corporation
Page 2



          4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
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               (a) The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company has all requisite power and authority to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

               (b) All corporate action required to be taken by the Company prior to the issuance and sale of the Units has been taken; and the Units when issued shall be duly and validly issued.

          5.   FURTHER DOCUMENTS.  The parties agree to execute any and all such
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further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

          6.   ASSIGNABILITY.  This Subscription Agreement is not transferrable
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or assignable by the undersigned.

          7.   APPLICABLE LAW.  This Subscription Agreement shall be governed by
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and construed in accordance with the internal laws of the State of New York, applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

          8.   MODIFICATION.  This Subscription Agreement may not be amended,
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modified or terminated except by an instrument in writing signed by all parties hereto.

          9.   COUNTERPARTS.  This Subscription Agreement may be executed
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through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this _____ day of           1997.


                                      _________________________________________
                                      Name of Investor:

                                      Social Security or
                                      Tax I.D. No._____________________________


ACCEPTED:

CASULL ARMS CORPORATION               NATIONAL SECURITIES CORPORATION

By:________________________________   By:______________________________________
   Name:___________________________      Name:_________________________________
   Title:__________________________      Title:________________________________
   Date:___________________________      Date:_________________________________